                                                                    A(9)(a)(iii)


[AIM LOGO] SUMMIT INVESTORS PLAN                     ACCOUNT NO.
           Individual Retirement Account Application            ----------------

INVESTMENT

Monthly Amount $                             Total Plan Amount $
                ----------------------------                    ----------------

$                        / / for Tax Year 19         Type of Account:
 --------------------                       ---
  Initial Investment     / / Rollover                / / Regular  / / Rollover
Make check payable to: State Street                  / / Spousal  / / SEP/SARSEP
Bank & Trust Co.

Special Pricing Requested  / / Yes   / / No     Total Breakpoint $
                                                                  --------------
I am an associated person of a NASD member firm.  / / Yes  / / No
If yes - name of firm
                     -----------------------------------------------------------

     Account Names                 Account Numbers          Monthly Amounts

                                                           $
----------------------------     ---------------------      -------------------
                                                           $
----------------------------     ---------------------      -------------------
                                                           $
----------------------------     ---------------------      -------------------
                                                           $
----------------------------     ---------------------      -------------------

================================================================================
ACCOUNT REGISTRATION

Name of Investor
                ----------------------------------------------------------------
                       First              Middle Initial             Last
Street or P.O. Box
                  --------------------------------------------------------------
City                                    State                   Zip
    ------------------------------------     -------------------   -------------

Social Security Number                                   Date of Birth
                      -----------------------------------             ----------

================================================================================
BENEFICIARY INSTRUCTIONS

I designate the following person(s) primary beneficiary(ies), to receive the balance of my IRA custodial account upon my death. The balance of my account shall be distributed in equal amounts to the beneficiary(ies) who survive me. I hereby certify that there is no legal impediment to the designation of the beneficary(ies)

       Name                Relationship        Percentage       Birth Date

-----------------------  ----------------    --------------   ---------------

-----------------------  ----------------    --------------   ---------------

================================================================================
SIMPLIFIED EMPLOYEE PENSION INSTRUCTIONS (if applicable)

This contribution is for my SEP or SARSEP. Accept this contribution on my behalf from:

Name of Employer
                ----------------------------------------------------------------
Address of Employer
                   -------------------------------------------------------------

================================================================================
PLEASE READ AND SIGN (Signature)

I hereby adopt the Summit Investors Plans Individual Retirement Account appointing State Street Bank and Trust Company as custodian. I have received and read the current prospectus of Summit Investors Plans including the prospectus of AIM Summit Fund and have read and understand the IRA custodial agreement and disclosure statement and consent to the custodial account fees as specified herein. I understand that the $10.00 annual IRA fee is paid by the redemption of AIM Summit Fund stocks. The undersigned warrant(s) that I (we) have full authority and, if a natural person, I (we) am (are) of legal age to purchase shares pursuant to this Application.

================================================================================

WITHHOLDING INFORMATION (Substitute Form W-9)

Under the Interest and Dividend Tax Compliance Act of 1983, the Fund is required to have the following certification: Under the penalties of perjury I certify by signing this Application as provided below that:

(1) The number shown in Section 2 of this Application is my correct Social Security (or Tax Identification) Number, and
(2) I am not subject to backup withholding either because (a) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (b) the IRS has notified me that I am no longer subject to backup withholding. (This paragraph (2) does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an individual retirement arrangement and payments other than interest and dividends.)
      YOU MUST CROSS OUT PARAGRAPH (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.
      In addition, the Fund hereby incorporates, by reference, into this section of the Application either the IRS instructions for Form W-9 or the substance of those instruction whichever is attached to this Application.
================================================================================

SIGNATURE PROVISIONS

I/We, the undersigned Depositor(s), have read and understand the foregoing Application and the attached material included herein by reference. In addition, I/we certify that the information which I/we have provided and the information which is included within the Application and the attached material included herein by reference is accurate including but not limited to the representations contained in the Withholding Information Section of this Application above.

Dated                   , 19        At
     -------------------    ----      ------------------------------------------
                                           City             State         Zip

Signature of Shareholder X
                           -----------------------------------------------------

================================================================================
INVESTMENT DEALER INFORMATION

Dealer's Name                              Authorized Signature
             ------------------------------                    -----------------

Branch Office (Location)
                        --------------------------------------------------------

Representative
              ------------------------------------------------------------------
                   Name                                 Number

Representative's Signature
                          -----------------------------------------------------

Section references are to the Internal Revenue Code.

PURPOSE OF FORM. -- A person who is required to file an information return with the IRS must get your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. Use Form W-9 to give your correct TIN to the requester (the person requesting your TIN) and when applicable. (1) to certify the TIN you are giving is correct (or you are waiting for a number to be issued). (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. Giving your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

NOTE: if a requester gives you a form other than a W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

WHAT IS BACKUP WITHHOLDING? - Persons making certain payments to you must withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

If you give the requester the correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:

  1. You do not furnish your TIN to the requester, or

  2. The IRS tells the requester that you furnished an incorrect TIN, or

  3. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

  4. You do not certify to the requester that you are not subject to backup withholding under 3 above (for reportable interest and dividend accounts opened after 1983 only), or

  5. You do not certify your TIN. See the Part III instructions for exceptions.

  Certain payees and payments are exempt from backup withholding and information reporting. See the Part II instructions and the separate instructions for the Requester of Form W-9.

HOW TO GET A TIN. -- If you do not have a TIN, apply for one immediately. To apply, get FORM SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for business and all other entities), from your local IRS office.

  If you do not have a TIN, write "Applied For" in the space for the TIN in
Part I, sign and date the form, and give it to the requester. Generally, you will then have 60 days to get a TIN and give it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

Note: Writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one soon.

As soon as you receive your TIN, complete another Form W-9, include your TIN, sign and date the form, and give it to the requester.

PENALTIES

FAILURE TO FURNISH TIN. -- If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to $500 penalty.

CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

MISUSE OF TINS. -- If the requesters discloses or uses TlNs in violation of Federal law, the requester may be subject to civil and criminal penalties.

SPECIFIC INSTRUCTIONS

NAME. -- If you are individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

SOLE PROPRIETOR. -- You must enter your individual name. (Enter either your SSN or EIN in Part 1.) You may enter your business name or "doing business as" name on the business name line. Enter your name as shown on your social security card and business name as it was used to apply for your EIN on Form SS-4

PART I - TAXPAYER IDENTIFICATION NUMBER (TIN)

You must enter your TIN in the appropriate box. If you are a sole proprietor, you may enter your SSN or EIN. Also see the chart on this page for further clarification of name and TIN combinations. If you do not have a TIN, follow the instructions under HOW TO GET A TIN on page 1.

PART II - FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For a complete list of exempt payees, see the separate instructions for the Requester of Form W-9.

If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in Part II, and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

PART III - CERTIFICATION

For a joint account, only the person whose TIN is shown in Part I should sign.

  1. INTEREST, DIVIDEND, AND BARTER EXCHANGE ACCOUNTS OPENED BEFORE 1984 AND BROKER ACCOUNTS CONSIDERED ACTIVE DURING 1993. You must give your correct TIN, but you do not have to sign the certification.

  2. INTEREST, DIVIDEND, BROKER, AND BARTER EXCHANGE ACCOUNTS OPENED AFTER
1983 AND BROKER ACCOUNTS CONSIDERED INACTIVE DURING 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

  3. REAL ESTATE TRANSACTIONS. You must sign the certification. You may cross out item 2 of the certification.

  4. OTHER PAYMENTS. You must give your correct TIN, but you do not have to sign the certification unless you have been notified of an incorrect TIN. Other payments include payments made in the course of the requester's payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services, payments to a nonemployee for services (including attorney and accounting fees), and payments to certain fishing boat crew members.

  5. MORTGAGE INTEREST PAID BY YOU. ACQUISITION OR ABANDONMENT OF SECURED PROPERTY, CANCELLATION OF DEBT, OR IRA CONTRIBUTIONS. You must give your correct TIN, but you do not have to sign the certification.

PRIVACY ACT NOTICE

Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

------------------------------------------------------------------------------------------------------
For this type of account:                                Give name and SSN of:
------------------------------------------------------------------------------------------------------
1.    Individual                                         The individual
2.    Two or more individuals (joint                     The actual owner of the account or, if
      account)                                           combined funds, the first individual on the
                                                         account (1)
3.    Custodian account of a minor                       The Minor (2)
      (Uniform Gift to Minors Act)
4.    a. The usual recoverable                           The grantor-trustee (1)
         savings trust (grantor is
         also trustee)
      b. So-called trust account that is                 The actual owner (1)
         not a legal or valid trust under
         state law
5.    Sole proprietorship                                The owner (3)
------------------------------------------------------------------------------------------------------
For this type of account:                                Give name and EIN of:
------------------------------------------------------------------------------------------------------
6.    Sole proprietorship                                The owner (3)
7.    A valid trust, estate, or pension trust            Legal entity (4)
8.    Corporate                                          The corporation
9.    Association, club, religious, charitable,          The organization
      educational, or other tax-exempt organization
10.   Partnership                                        The partnership
11.   A broker or registered nominee                     The broker or nominee
12.   Account with the Department of Agriculture         The public entity
      in the name of a public entity (such as a
      state or local government school district
      or prison) that receives agricultural program
      payments
------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may also use either your SSN or EIN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN or the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: if no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


   369 12-92                                                                                         3363-3

 FORM 5305-A                                                                                      Do NOT File
 (Rev. October 1992)                      INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT                with Internal
 Department of the Treasury            (under Section 408(a) of the Internal Revenue Code)       Revenue Service
 Internal Revenue Service


---------------------------------------------------------------------------------------------------------------------------------
Name of depositor                            Date of birth of depositor                     Identifying number (see instructions)

---------------------------------------------------------------------------------------------------------------------------------
Address of depositor                                                                        Check if Amendment                / /

---------------------------------------------------------------------------------------------------------------------------------
Name of custodian                             Address or principal place of business of custodian
      State Street Bank and Trust Company               The Commonwealth of Massachusetts
---------------------------------------------------------------------------------------------------------------------------------

   The Depositor whose name appears above is establishing an individual retirement account under section 408(a) to provide for his or her retirement and for the support of his or her beneficiaries after death.

   The Custodian named above has given the Depositor the disclosure statement required under Regulations section 1.408-6.

   The Depositor assigned the custodial account _________________dollars ($_________________________) in cash.

   The Depositor and the Custodian make the following agreement:

--------------------------------------------------------------------------------

                      AIM SUMMIT FUND CUSTODIAL AGREEMENT

ARTICLE I
---------

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8)
or 408(d)(3) of the Code or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II
----------

The Depositor's interest in the balance in the custodial account is nonforfeitable.

ARTICLE III
-----------

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) of the Code).

ARTICLE IV
----------

1. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

         (a)     A single-sum payment.

         (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor. The payments must begin by April 1 following the calendar year in which the Depositor reaches age 70 1/2.

         (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary. The payments must begin by April 1 following the calendar year in which the Depositor reaches age 70 1/2.

         (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

         (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

Even if distributions have begun to be made under option (d) or (e), the Depositor may receive a distribution of the balance in the custodial account at any time by giving written notice to the Custodian. If the Depositor does not choose any of the methods of distribution described above by the April 1 following the calendar year in which he or she reaches age 70 1/2, distribution to the Depositor will be made on that date by a single-sum payment. If the Depositor elects as a means of distribution (b) or (c) above, the annuity contract must satisfy the requirements of section 408(b)(1), (3), and (4) of the Code. If the Depositor elects as a means of distribution (d) or (e) above, the annual payment required to be made by the Depositor's required beginning date is for the calendar year the Depositor reached age 70 1/2. Annual payments for subsequent years, including the year the Depositor's required beginning date occurs, must be made by December 31 of that year.

2. If the Depositor dies before his or her entire interest in the account is distributed to him or her, the entire remaining interest will be distributed as follows:

         (a) If the Depositor dies on or after the Depositor's required beginning date, distribution must continue to be made in accordance with paragraph 1.

         (b) If the Depositor dies before the Depositor's required beginning date, the entire remaining interest will, at the election of the beneficiary or beneficiaries, either

                 (i) be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

                 (ii) be distributed in equal or substantially equal payments over the life expectancy of the designated beneficiary or beneficiaries.

         The election of either (i) or (ii) must be made by December 31 of the year following the year of the Depositor's death. If the beneficiary or beneficiaries do not elect either of the distribution options described in (i) and (ii), distribution will be made in accordance with (ii) if the beneficiary is the Depositor's surviving spouse and in accordance with (i) if the beneficiary or beneficiaries are or include anyone other than the surviving spouse. In the case of distributions under (ii), distributions need not commence until December 31 of the year the Depositor would have attained age 70 1/2, if later.

         (c) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

3. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph (1), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph 2(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence. Unless the Depositor (or spouse) elects not to have life expectancy recalculated, the Depositor's life expectancy (and to life expectancy of the Depositor's spouse, if applicable) will be recalculated annually using their attained ages as of their birthdays in the year for which the minimum annual payment is being determined. The life expectancy of the designated beneficiary (other than the spouse) will not be recalculated. The minimum annual payment may be made in a series of installments (e.g., monthly, quarterly, etc.) as long as the total payments for the year made by the date required are not less than the minimum amounts required.

ARTICLE V
---------

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and the related regulations.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

ARTICLE VI
----------

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling.
Any additional articles that are not consistent with section 408(a) of the Code and related regulations will be invalid.

ARTICLE VII
-----------

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

ARTICLE VIII
------------

1. Pursuant to the terms of this Summit Investors Plans Individual Retirement Custodian Account Agreement and the related IRA Account Application (referred to herein as the "IRA Adoption Agreement") (such Agreements being collectively referred to herein as the "Agreement"), the Depositor directs the Custodian to invest all custodial account funds after deductions for sales charges and Custodian fees, in shares (hereinafter referred to as "Fund Shares") of A I M Summit Fund, Inc. (the "Fund").

 2.  (i) Annual Cash Contributions:

The Depositor may make annual cash contributions to the account within the limits specified in Article I. All contributions shall be hand delivered or mailed to the Custodian by the Depositor, with an indication of the taxable year to which such contribution relates.

(ii) Rollover Contributions:

In addition to any annual contributions referred to in Paragraph (i) above, but subject to this Paragraph (ii), the Depositor may contribute to the account, at any time, a rollover contribution of such cash or other property as shall constitute a rollover contribution within the meaning of section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code. The Custodian will accept for the account all rollover contributions which consist of cash, and it may, but shall be under no obligation to, accept any other rollover contribution. In the case of rollover contributions composed of assets other than cash, the prospective Depositor shall provide the Custodian with a description of such assets and such other information as the Custodian may reasonably require. The Custodian may accept all or any part of such a rollover contribution if it determines that the assets of which such contribution consists are either in a medium proper for investment hereunder or that the assets can be promptly liquidated for cash.

The Depositor warrants that any rollover contribution to the account consists of cash, the same property received in the distribution or, in the case of amounts distributed to the Depositor from a qualified employee's plan or annuity, the proceeds from the sale of the same property received in the distribution. The Depositor also warrants that in the case of a rollover into the account of amounts distributed to the Depositor from a qualified employee's plan or annuity, only amounts in excess of the amounts considered to be the Depositor's employee contributions included in such distribution constitute the contribution to this account. Additionally, the Depositor affirms that the contribution to the account does not consist of amounts received from an inherited individual retirement account or annuity. An individual retirement account or annuity shall be treated as inherited if it was acquired by reason of the death of an individual other than the Depositor's spouse. The Depositor also affirms that in the case of a rollover into the account of amounts distributed from an individual retirement account or annuity or retirement bond, he has not during the one year period ending on the date of the distribution received any other distribution from an individual retirement account or annuity or retirement bond which constituted a rollover contribution (as described in section 408(d)(3) of the Code).

3. The Depositor shall be fully and solely responsible for all taxes, interest and penalties which might accrue or be assessed by reason of any excess deposit, and interest, if any, earned thereon. Any contributions made by or on behalf of the Depositor in respect of a taxable year of the Depositor shall be made by or on behalf of the Depositor to the Custodian for deposit in the custodial account within the time period for claiming any income tax deduction for such taxable year. It shall be the sole responsibility of the Depositor to determine the amount of the contributions made hereunder. The Depositor shall execute such forms as the Custodian may require in connection with any contribution hereunder.

ARTICLE IX
----------

1. The Custodian shall from time to time, subject to the provisions of Articles IV and V, make distributions out of the custodial account to the Depositor, in such manner and amounts as may be specified in written instructions of the Depositor. All such instructions shall be deemed to constitute a certification by the Depositor that the distribution so directed is one that the Depositor is permitted to receive. A declaration of the Depositor's intention as to the disposition of an amount distributed pursuant to Article V hereof shall be in writing and given to the Custodian. The Custodian shall have no liability with respect to any contribution to the custodial account, any investment of assets In the custodial account or any distribution therefrom pursuant to instructions received from the Depositor or pursuant to this Agreement, or for any consequences to the Depositor arising from such contributions, investments or distributions including, but not limited to, excise and other taxes and penalties which might accrue or be assessed by reason thereof, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

2. If the Depositor is disabled (as defined in Section 72(m) of the Code), all or a portion of the balance in the custodial account may be distributed to him /her as soon as practicable after the Custodian receives written notice of the Depositor's disability and a written request for distribution. The Custodian may require such proof of disability as it deems necessary prior to the time that amounts are distributed to the Depositor due to such disability.

3. The Depositor shall be fully and solely responsible for all taxes and penalties which might accrue or be assessed for having failed to make the annual minimum withdrawal required in any year.

ARTICLE X
---------

A Depositor shall have the right to designate a beneficiary or beneficiaries to receive any amounts remaining in his account in the event of his death. Any prior beneficiary designation may be changed or revoked at any time by a Depositor by written designation signed by the Depositor on a form acceptable to, and filed with, the Custodian; provided, however, that such designation, or change or revocation of a prior designation shall not become effective until it has been received by the Custodian, nor shall it be effective unless received by the Custodian no later than thirty days before the death of the Depositor, and provided further that the last such designation of beneficiary or change or revocation of beneficiary executed by the Depositor, if received by the Custodian within the time specified, shall control. Unless otherwise provided in the beneficiary designation, amounts payable by reason of the Depositor's death will be paid in equal shares only to the primary beneficiary or beneficiaries who survive the Depositor, or, if no primary beneficiary survives the Depositor, to the contingent beneficiary or beneficiaries who survive the Depositor. If the Depositor had not, by the date of his death, properly designated a beneficiary in accordance with the preceding sentences, or if no designated beneficiary survives the Depositor, then the Depositor's beneficiary shall be the Depositor's surviving spouse, or if there is no surviving spouse, the Depositor's estate.

ARTICLE XI
----------

1. Any administrative or other fees of the Custodian and its agents for performing duties pursuant to this Agreement shall be in such amount as shall be established from time to time. The Depositor agrees to pay the Custodian the fees specified in its current fee schedule and authorizes the Custodian to charge the Depositor's custodian account for the amount of such fees.

2. Upon thirty days' prior written notice, the Custodian may substitute a new fee schedule. The Custodian's fees, any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect of such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, may be charged to the custodial account with the right to liquidate Fund Shares for this purpose, or at the Custodian's option, shall be billed to the Depositor directly.

ARTICLE XII
-----------

1. This Agreement shall take effect only when accepted and signed by the Custodian. As directed, the Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution hereunder in shares of the Fund. Where the IRA Adoption Agreement is checked for spousal accounts, separate custodial accounts will be opened and maintained in each spouse's name. The amounts specified in the IRA Adoption Agreement shall be credited to each spouse's separate custodial account except that no more than $2,000 shall be credited to either custodial account.

2. The Custodian shall invest subsequent contributions as directed. If any such written instructions are not received as required however, or if received, are in the opinion of the Custodian unclear, or if the accompanying contribution exceeds $2,250, the Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation, and without liability for interest, pending receipt of written instructions or clarification.

3. All dividends and capital gain distributions, less charges, received on Fund Shares held in the custodial account shall (unless received in additional such shares) be reinvested in shares of the Fund, which shall be credited to the custodial account. If any distribution on such shares may be received at the election of the Depositor in additional such shares or in cash or other property, the Custodian shall elect to receive it in additional Fund shares.

4. All Fund Shares acquired by the Custodian hereunder shall be registered in the name of the Custodian (with or without identifying this Depositor) or of its nominees. The Custodian shall deliver, or cause to be executed and delivered, to the Depositor all notices, prospectuses, financial statements, proxies and proxy solicitation materials relating to such Fund Shares held in the custodial account. The Custodian shall not vote any Fund Shares except in accordance with the written instructions received from the Depositor.

ARTICLE XIII
------------

1. The Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than six months after the close of each calendar year or after the Custodian's registration or removal pursuant to Article XV below, the Custodian shall render to the Depositor or the Depositor's legal representative a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the custodial account at the close of the period. Sixty days after rendering such report(s), the Custodian shall (to the extent permitted by law) be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the Depositor or the Depositor's legal representative shall have filed written objections with the Custodian within the latter such sixty-day period.

2. The Custodian shall receive and invest contributions as directed by the Depositor, hold and distribute such investments, and keep adequate records and reports thereon, all in accordance with this Agreement. The parties do not intend to confer any other fiduciary duties of the Custodian, and none shall be implied. The Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the deductibility or propriety of any contribution under this Agreement, or the purposes or propriety of any distribution from the account, which matters are the responsibility of the Depositor or the Depositor's legal representative.

3. The Depositor, to the extent permitted by law, shall always fully indemnify the Custodian and save it harmless from any and all liability whatsoever which may arise in connection with this Agreement and matters which it contemplates, except that which arises due to the Custodian's negligence and willful misconduct. The Custodian shall not be obligated or expected to commence or defend any legal action or preceding in connection with this Agreement or such matters unless agreed upon by the Custodian and Depositor or said legal representative, and unless fully indemnified for so doing to the Custodian's satisfaction.

4. The Custodian may conclusively rely upon and shall be protected in acting upon any written order from the Depositor or the Depositor's legal representative or any other notice, request, consent, certificate or other instruments or paper believed by it to be genuine and to have been properly executed, and as long as it acts in good faith in taking or emitting to take any other action in reliance thereon.

ARTICLE XIV
-----------

1. The Custodian may resign at any time upon thirty days' notice in writing to the Depositor, and may be removed by the Depositor at any time upon thirty days' notice in writing to the Custodian. Upon such resignation or removal, the Depositor shall appoint a successor custodian to serve under this Agreement. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer to such successor the assets of the custodial account and all necessary records (or copies thereof) pertaining thereto, provided that (at the Custodian's request) any successor custodian shall agree not to dispose of any such records without the Custodian's consent. The Custodian is authorized, however, to reserve such assets as it may deem advisable for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

2. The Custodian shall not be liable for acts or omissions of such successor custodian.

3. The Custodian, and every successor custodian appointed to serve under this Agreement, must be a bank (as defined in Section 401(d)(11) of the Code) or such other person who qualifies with the Internal Revenue Service to serve in the manner prescribed by Code section 408(a)(2) and satisfies the Custodian, upon request, as to such qualification.

4. After the Custodian has transferred the custodial account assets (including any reserve balance as contemplated above) to the successor custodian, the Custodian shall be relieved of all further liability with respect to this Agreement, the custodial account and the assets thereof.

ARTICLE XV
----------

1. The Custodian shall terminate the custodial account if within thirty days after its resignation or removal pursuant to Article XV above, the Depositor has not appointed a successor custodian which has accepted such appointment unless within that time the Distributor appoints such successor and gives written notice thereof to the Depositor and the Custodian. The Distributor shall have the right, but not the duty, to appoint such a successor. Termination of the custodial account shall be effected by distributing all of the assets therein in cash or in kind to the Depositor in a lump sum, subject to the Custodian's right to reserve funds as provided in said Article XV.

2. Upon termination of the custodial account in any manner provided for in this Article XVI, this Agreement shall terminate and have no further force and effect, and the Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account and all assets thereof so distributed.

ARTICLE XVI
-----------

1. Any notice from the Custodian to the Depositor provided for in this Agreement shall be effective when mailed if sent by first class mail to the Depositor at the Depositor's last known address as shown on the Custodian's records. Any notice required or permitted to be given to the Custodian, shall become effective upon actual receipt by the Custodian at such address as the Custodian shall provide the Depositor from time to time in writing.

2. This Agreement is accepted by the Custodian and shall be construed and administered in accordance with the laws of The Commonwealth of Massachusetts. The Custodian and the Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this custodial account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the custodial account shall be in the County of Suffolk, The Commonwealth of Massachusetts.

3. This Agreement is intended to qualify under section 408 of the Code as an Individual Retirement Account and to entitle the Depositor to any retirement savings deduction which he may qualify for under section 219 of the Code, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

4. All provisions in this Agreement are subject to the Code and to regulations promulgated thereunder. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

5. The Custodian shall have no duties whatsoever except such duties as it specifically agrees to in writing, and no implied covenants or obligations shall be read into this Agreement against the Custodian. The Custodian shall not be liable under this Agreement, except for its own bad faith, gross negligence or willful misconduct.

6. No interest, right or claim in or to any part of the custodial account or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, communication, anticipation, garnishment, attachment, execution, or levy of any kind and the Custodian shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except as required by law.

7. The Depositor hereby delegates to the Custodian the power to amend this Agreement from time to time as it deems appropriate, and hereby consents to all such amendments, provided, however, that all such amendments are in compliance with the provisions of the Code and the regulations promulgated thereunder. All such amendments shall be effective as of the date specified in a written notice of amendment which will be sent to the Depositor.

                            ------------------------

INSTRUCTIONS
------------

(Section references are to the Internal Revenue Code unless otherwise noted.)

PURPOSE OF FORM
---------------

This model custodial account may be used by an individual who wishes to adopt an individual retirement account under section 408(a). When fully executed by the Depositor and the Custodian not later than the time prescribed by law for filing the Federal income tax return for the Depositor's tax year (not including any extensions thereof), a Depositor will have an individual retirement account
(IRA) custodial account which meets the requirements of section 408(a). This account must be credited in the United States for the exclusive benefit of the Depositor or his/her beneficiaries.

DEFINITIONS
-----------

CUSTODIAN. -- The Custodian must be a bank or savings and loan association, as defined in section 408(n), or other person who has the approval of the Internal Revenue Service to act as custodian.

DEPOSITOR. -- The Depositor is the person who establishes the custodial account.

IRA FOR NON-WORKING SPOUSES
---------------------------

Contributions to an IRA custodial account for a non-working spouse must be made to a separate IRA custodial account established by the non-working spouse.

This form may be used to establish the IRA custodial account for the non-working spouse.

An employee's social security number will serve as the identification number of his or her individual retirement account. An employer identification number is only required for each participant-directed individual retirement account. An employer identification number is only required for each participant-directed individual retirement account. An employer identification number is required for a common fund created for individual retirement accounts.

For more information, get a copy of the required disclosure statement from your custodian or get Publication 590, Individual Retirement Arrangements. (IRAs).

SPECIFIC INSTRUCTIONS
---------------------

ARTICLE IV -- Distribution made under this Article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to make sure the requirements of section 408(a)(6) have been met.

ARTICLE IX -- This article and any that follow it may incorporate additional provisions that are agreed upon by the depositor and the custodian to complete the agreement. These may include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

NOTE: This form may be reproduced and reduced in size for adoption to passbook or card purposes.

                             SUMMIT INVESTORS PLANS

                    INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

                              DISCLOSURE STATEMENT

Under applicable federal regulations, a custodian of an individual retirement account is required to furnish each depositor who has established or is establishing an individual retirement account with a statement which discloses certain information regarding the account. State Street Bank and Trust Company (hereinafter referred to as the "Custodian") is providing this Disclosure Statement to you in accordance with that requirement, and this Disclosure Statement contains general information about the Summit Investors Plans Individual Retirement Custodial Account (hereinafter referred to as "IRA"). This Disclosure Statement should be reviewed in conjunction with both the Individual Retirement Custodial Account agreement (From 5305-A and any attachments thereto, hereinafter referred to as the "Custodial Agreement") and the Adoption Agreement for your IRA. You should review this Disclosure Statement and the IRA documents with your attorney or tax advisor. The Custodian cannot give tax advice or determine whether or not the IRA is appropriate for you.

A. SEVEN DAY RIGHT TO REVOKE YOUR IRA.
--------------------------------------

You may revoke your IRA at any time within seven business days after the date the IRA is established, by giving proper notice. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check with which you opened your IRA. Written notice must be hand delivered or sent by first class mail, in which case, the revocation will be effective as of the date the notice is postmarked (or if sent by certified or registered mail, the date of certification or registration). Notice of revocation should be made to: A I M Distributors, Inc., Eleven Greenway Plaza, Suite 1919, P.O. Box 4739, Houston, Texas 77210-4739, Attention: Summit Client Services Department, area code (800) 995-4246. If you revoke your IRA, you are entitled to a refund of your entire contribution to the IRA, without adjustment for such items as sales commissions, administrative expenses or fluctuation in market value. If you do not revoke within seven business days after the establishment of the IRA, you will be deemed to have accepted the terms and conditions of the IRA and cannot later revoke the IRA without certain potential penalties.

B. STATUTORY REQUIREMENTS.
--------------------------

An IRA is a trust or custodial account created or organized in the United States for your exclusive benefit or that of your beneficiaries. It must be created by a written governing instrument that meets the following requirements:

(1) the trustee or custodian must be a bank, federally insured credit union, savings and loan association or another person eligible to act as trustee or custodian;

(2) except for rollover contributions (as described in Part F below), no contribution will be accepted unless it is in cash or cash equivalent, including, but not by way of limitation, personal checks, cashier's checks, and wire transfers;

(3) except for rollovers, simplified employee pension ("SEP") contributions, and spousal IRA contributions described below, contributions of more than $2,000 for any tax year may not be made;

(4) you will have a nonforfeitable interest in the account;

(5) no part of the trust or custodial funds will be invested in life insurance contracts, nor may the assets be commingled with other property except in a common trust fund or common investment fund. Furthermore, as provided in section 408(m) of the Internal Revenue Code of 1986, as amended (the "Code"), your IRA may not be invested in "collectibles," such as art works, antiques, metals, gems, stamps, coins (with an exception for certain U.S.-minted gold and silver coins), and certain other types of tangible personal property. An investment in a collectible would be treated as a distribution from your IRA which would be includible in your gross income, and, if you had not attained the age of 59 1/2, the distribution would also be subject to the premature distribution penalty as discussed in Part E(4) below;

(6) your entire interest in the account must be, or begin to be, distributed on or before April 1 of the calendar year following the calendar year in which you reach age 70 1/2. The distribution may be made in a single sum, or you may receive periodic distributions, so long as your entire interest is distributed in equal or substantially equal payments over any of the following periods:

   (a) your life;

   (b) the lives of you and your designated beneficiary;

   (c) a period certain not extending beyond your life expectancy;

   (d) a period certain not extending beyond the life expectancy of you and your designated beneficiary.

If the distributions from your IRA are to be made over one of the foregoing periods, the amount distributed each year must meet the minimum distribution requirements set forth in your IRA Custodial Agreement, or you will incur a penalty as described in Part E(8) below;

(7) If you die after distributions have commenced but before your entire interest has been distributed to you, payments must continue at least as rapidly as under the method of distribution in effect, at your death. If you die before distributions have commenced, generally your entire interest must be distributed within five years of your death. However, if your interest is payable to a designated beneficiary, payments may be made over the life or a period not exceeding the life expectancy of the beneficiary; provided, however, that such payments must commence within one year of your death unless your designated beneficiary is your surviving spouse, in which case payments need not commence until the date on which you would have attained age 70 1/2. You should advise the Custodian as to your beneficiary and the method of distribution desired.

C.  INVESTMENT OF YOUR IRA.
---------------------------

Under the terms of the Custodial Agreement, your contributions will be invested by the Custodian in full and fractional shares of A I M Summit Fund, Inc. in accordance with the Summit Investors Plan that you have established. All dividends and capital gain distributions on shares held in your IRA will be reinvested in shares of A I M Summit Fund, Inc. Detailed information about Summit Investors Plans and the shares of A I M Summit Fund, Inc. must be furnished to you in the form of prospectuses governed by rules of the Securities and Exchange Commission.

D.  LIMITATIONS AND RESTRICTIONS ON IRA CONTRIBUTIONS AND DEDUCTIONS
--------------------------------------------------------------------

Except in the case of rollover contributions (see Part F below), generally you may contribute up to the lesser of $2,000 or 100% of your compensation (earned income) to your IRA for any taxable year, with an additional contribution of $250 permissible with respect to a spousal IRA if the requirements discussed below are met.

Section 219 of the Code contains special provisions governing whether amounts contributed to your IRA will be deductible from gross income for federal income tax purposes. To the extent you are not eligible or elect not to make deductible IRA contributions, you may make nondeductible IRA contributions within the aforementioned limits which are reduced by the amount of any deductible contributions. The following is a summary of the rules regarding the deductibility of contributions to your IRA. You should consult your tax advisor to determine the specific application of such rules to your IRA contributions for any particular taxable year.

(1) If neither you, nor your spouse, is an "active participant" (as determined under section 219(g) of the Code and any regulations or rulings thereunder) in a retirement plan during any part of the taxable year, you may take a deduction for contributions to your IRA for such taxable year in an amount equal to the lesser of $2,000 or 100% of your compensation (earned income) for such taxable year.

(2) If either you, or your spouse (unless you file separate income tax returns as noted below), is considered an "active participant" in a retirement plan for any part of the taxable year, the extent, if any, to which contributions to your IRA will be deductible depends on the amount of your adjusted gross income ("AGI"). The maximum IRA deduction as specified in Paragraph (1) above will be reduced in the same ratio that the excess of your AGI over $25,000 (for a single individual), $40,000 (for a married couple filing jointly) and zero (for a married couple filing separately) bears to $10,000. Thus, if you are an active participant in a retirement plan, no IRA deduction will be permitted if:

        (a)  You are a single individual with AGI in excess of $35,000,

        (b) you are married and file a joint return with AGI in excess of $50,000, or

        (c) you are married, file separate returns and either you or your spouse have AGI in excess of $10,000.

(3) If you are married and your spouse has no compensation for the taxable year, or elects to be treated as having no compensation for such year, you are permitted an additional deduction in the amount of $250 for contributions to an IRA for the benefit of your spouse provided that your spouse has not attained age 70 1/2 and you file a joint income tax return for such year, subject to the provisions of (1) and (2) above, whichever is applicable.

You will be considered an "active participant" for any particular taxable year if you are covered by a retirement plan for any part of such year. Generally, you will be considered covered by a retirement plan for a year if your employer or union has a retirement plan under which money is added to your account or you are eligible to earn retirement credits for such year. For example, if you are covered under a profit-sharing plan, certain government plans, a salary reduction arrangement (such as a tax-sheltered annuity arrangement or a 401(k) plan), a SEP or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. Your Form W-2 for the year should indicate your participation status. You are an active participant for a year even if you are not yet vested in your retirement benefit. Also, if you make required contributions or voluntary employee contributions to a retirement plan, you are an active participant. In certain plans you may be an active participant even if you were only with the employer for part of the year. You should note that if you are married but file a separate tax return, your spouse's active participation does not affect your ability to make deductible contributions.

No deduction will be allowed under (1) or (2) above for any contribution which is made for the taxable year during which you attain age 70 1/2 or for any subsequent year. Under (3) above, you are permitted to contribute and deduct up to $2,250 for contributions to your IRA and a spousal IRA, subject to the provisions of (1) and (2) above. However, in no event shall the contribution to either IRA exceed $2,000, it should be noted that if both you and your spouse work, each may contribute up to $2,000 of compensation (earned income) to his or her own IRA.

If your employer maintains a SEP. your employer may contribute to your IRA up to the lesser of 15% of your compensation from such employer or $30,000. Since SEP contributions are excluded from your gross income, such contributions are not deductible for federal income tax purposes.

If contributions to your IRA are deductible as outlined above, you may claim such deduction even if you do not itemize your deductions on your federal income tax return. You must make contributions to your IRA during the taxable year for which you claim the deduction or by the deadline for filing your federal income tax return for such year (without regard to any filing deadline extension). For example, if you are a calendar-year taxpayer, you must make contributions no later than April 15th in order to take a deduction for the previous year.

If any portion of a contribution to your IRA is nondeductible as outlined above, you must so designate on your federal income tax return as required under section 408(o)(4) of the Code.

E.  FEDERAL INCOME TAX STATUS OF THE IRA AND CERTAIN DISTRIBUTIONS
------------------------------------------------------------------

(1) In general. Except as described below, your IRA and earnings thereon are exempt from federal income tax until distributions are made from the IRA.

(2) Tax Treatment of Distributions. If all contributions to your IRA (other than rollover contributions) have been deductible for federal income tax purposes then all distributions from your IRA will be taxable as ordinary income. However, if you have made any nondeductible IRA contributions, distributions from your IRA will be treated as partially a return of deductible contributions, if any, (taxable), partially a return of nondeductible contributions (nontaxable) and partially a distribution of earnings (taxable). The portion of an IRA distribution which will be excludable from income will be determined by multiplying the total amount distributed by a fraction, the numerator of which is the aggregate of all your nondeductible IRA contributions, and the denominator of which is the aggregate balance of all of your IRAs (including rollover IRAs and SEPs). For the purposes of the foregoing, (a) all of your IRAs will be treated as a single IRA, (b) all distributions during a taxable year will be treated as a single distribution and (c) the aggregate balance of your IRAs will be determined as of the end of the calendar year with or within which your taxable year ends, after adding back any distributions for such year.

Distributions from your IRA are not eligible for any special tax treatment such as five- or ten-year averaging or capital gains treatment.

(3) Excess Contributions. If contributions to your IRA are in excess of the limits stated in Part D above, you will be assessed a 6% nondeductible excise tax on such excess amounts. This tax is payable for each year the excess is permitted to remain in your IRA. However, if the excess contribution has not been taken as a deduction, and if the excess and all earnings thereon are returned before the due date for filing your income tax return for the year in which the excess contribution was made, the 6% excise tax will not be assessed. The earnings on such excess contribution that are returned to you will be taxable as ordinary income and will be deemed to have been earned and taxable in the tax year during which the excess contribution was made. In addition, if you are not disabled or have not reached age 59 1/2, the earnings will be subject to the 10% premature withdrawal penalty discussed below. The 6% excess contribution tax may be eliminated for future tax years by withdrawing the excess contribution from your IRA before the due date for filing your tax return for that year or by under-contributing for a subsequent year by an amount equal to the excess contribution. The excess contribution being returned will not be subject to income tax nor will the 10% premature withdrawal penalty as discussed below be assessed, provided no deduction was allowed for the excess contribution and the earnings on the excess contribution are not withdrawn.

If less than the maximum amount of contributions has been made in years before the year you make an excess contribution, the prior year's difference may not be used to reduce the excess contribution. Qualified rollover contributions, as described in Part F below, are not considered excess contributions.

(4) Premature Distributions. In addition to any regular income tax that may be payable, distributions from your IRA that occur before you reach age 59 1/2 (except in the event of disability, death, rollover, or as a qualifying distribution of an excess contribution), will be assessed a 10% additional income tax on the amount distributed which is includible in your gross income. However, the additional 10% income tax will not be imposed if the distribution is one of a scheduled series of level payments to be made over your life or life expectancy or over the joint lives or joint life expectancies of you and your beneficiary. Amounts treated as distributions from the IRA because of pledging the IRA as described below, or prohibited transactions as described below, will also be considered premature distributions if they occur before you reach age
59 1/2 (assuming you are not disabled).

(5) Excess Distributions. If the aggregate of your distributions from qualified plans and individual retirement accounts exceed a certain limit for any calendar year, a 15% excise tax will be imposed on such excess distributions. Generally, the limit is the greater of $150,000 (available only if a special grandfather provision is not elected on a return filed for a pre-1989 tax year) or $112,500 as adjusted for cost-of-living increases. For any such excess distributions prior to your attainment of age 59 1/2, the 15% excise tax will be offset by the 10% additional income tax on early distributions.

(6) Pledging the IRA. If you pledge your IRA as security for a loan, the portion so pledged is treated as being distributed to you in that year. In addition to any regular income tax that may be payable on the distribution, the premature distribution penalty as discussed above may also be applicable.

(7) Prohibited Transactions. If you or your beneficiary engages in a prohibited transaction, as described in section 4975 of the Code with respect to your IRA, your IRA will lose its exemption from tax and you must include the fair market value of your IRA in your gross income for the year during which the prohibited transaction occurred. In addition to any regular income tax that may be payable, the premature distribution penalty as discussed above may also be applicable.

(8) Insufficient or Late Distributions. In addition to the regular income tax that may be payable on distributions from your IRA, you will be assessed penalties on certain accumulations if funds in your IRA are not distributed in accordance with the rules described in Part B above. If the amount distributed from your IRA during the year is less than the minimum amount required to be distributed during such year, an excise tax will be imposed. The tax imposed is equal to 50% of the amount by which the minimum required distribution exceeds the amount actually distributed during the year.

(9) Estate and Gift Tax Status of Distributions. Generally, for estate tax purposes, the value of your IRA will be fully includible in your gross estate in the event of your death. For gift tax purposes, beneficiary designations will not be treated as gifts. Also, contributions to an IRA on behalf of a spouse who has no earned income or elects to be treated as having no earned income will qualify for the annual present interest gift exclusion. You should consult your tax advisor with respect to the application of community property laws on estate and gift tax issues relating to your IRA.

(10) Inherited IRAs. Your IRA will be treated as an inherited IRA if, upon your death, it is acquired by a beneficiary other than your surviving spouse. An inherited IRA may not be rolled over to a qualified plan or to another IRA, nor may an inherited IRA accept any regular or rollover deposits. Only a beneficiary who is your surviving spouse will be allowed to roll over the IRA funds into his or her own IRA.

(11) Federal Income Tax Withholding. The taxable portion of distributions from your IRA is subject to federal income tax withholding unless you elect not to have withholding applied. If you elect not to have withholding applied to taxable distributions from your IRA, or if insufficient federal income tax is withheld from any distribution, you may be responsible for payment of estimated taxes, as well as for penalties under the estimated tax rules, if withholding and estimated taxes, as well as for penalties under the estimated tax rules,if withholding and estimated tax payments were not sufficient. Additional information regarding withholding and the necessary election forms will be provided no later than at the time a distribution is requested.

F.  ROLLOVER CONTRIBUTIONS.
---------------------------

A rollover is a tax-free distribution of cash or other assets from one retirement program to another. There are two kinds of rollover contributions to an IRA. In one, you contribute amounts distributed to you from one IRA to another IRA. With the other, you contribute amounts distributed to your from your employer's qualified plan to an IRA. A rollover is an allowable IRA contribution which is not subject to the limits on regular contributions discussed in Part D above. However, you may not deduct a rollover contribution to your IRA on your tax return.

If you receive a distribution of part of all of the assets of one IRA, you may roll over such assets, tax free, to another IRA. You do not include in your gross income the amount that you withdraw from one IRA and roll over to another. You may roll over part or all of the amount you receive to your new IRA. Such transfer must be made however, by the sixtieth day after the day you receive the property from your first IRA. You may make a rollover from one IRA to another IRA only once each year. If you make a rollover within one year of a previous rollover, the amount rolled over is an excess contribution (see Part E(3) above).

If you transfer funds in your IRA from one trustee or custodian directly to another without distribution to you, either at your request or at the trustee's or custodian's request, this is not a rollover. It is a transfer that is not affected by the one-year waiting period. Do not include this amount in your gross income if you do not receive any of it.

If your employer terminates your qualified employer plan and you receive a complete distribution, you may be able to roll over your share, tax free, to an IRA. To qualify, you must receive your complete share within one tax year. You may also roll over tax free a "lump sum distribution" of your entire share in your employer's plan. A lump sum distribution is a distribution that is made:
(1) at your death, (2) after you are age 59 1/2, (3) because you left your job (not applicable if you are self-employed) or (4) after you become permanently disabled (applicable only if you are self-employed). The most you can roll over is the fair market value of the assets that you receive as your share from your employer's plan, minus any contributions you made to your employer's plan (other than accumulated deductible employee deductible contributions). Also, you must finish the rollover within sixty days after the day you receive the lump sum distribution. If you receive your entire share in your employer's plan either as a lump sum distribution or because your plan was terminated, you may roll over part of the distribution tax free and keep the rest of it.

If you receive your entire share in your employer's plan either as a lump sum distribution or because your plan was terminated, and roll over those assets to an IRA,you may later roll over that IRA to a new employer's plan. Your IRA would then serve as a conduit for those assets. However, you may later roll those IRA funds into a new employer's plan only if you make no further contributions to that IRA.

A partial distribution of your share in your employer's plan may also be rolled over into an IRA if the partial distribution represents at least 50% of the balance to your credit in the plan, and is distributed on account of: (a) your separation from service with the employer, (b) your becoming disabled while working for the employer or (c) your death. The rollover must be made within sixty days of the distribution. This rollover of a partial distribution of your employer's plan into an IRA, however, may not later be rolled over to a new employer's plan. Also, if you elect to roll over a partial distribution from your employer's plan, any subsequent distribution of the balance to your credit under your employer's plan, or any other plan which would be aggregated with such plan under section 402(e)(4)(C) of the Code, will not be eligible for special forward averaging tax treatment. If a partial distribution from your employer's plan includes employer securities which are not rolled over to an IRA, you will be taxed on the full fair market value of such securities, including any unrealized appreciation.

If you roll over either a total or a partial distribution from your employer's plan, you may not later revoke such rollover election, even if you have not yet filed your federal income tax return for the taxable year in which you received the distribution., Under applicable federal regulations, your decision to roll over a distribution from your employer's plan to an IRA is considered irrevocable.

Notwithstanding any of the foregoing rollover provisions, you may not roll over any amounts which were distributed to you from either an IRA or your employer's plan if such distribution was made pursuant to either the required distribution rules applicable to IRAs as discussed in Part B(6) above or the required distribution rules applicable to qualified plans under section 401(a)(9) of the Code.

Under certain circumstances, you may roll over part or all of a distribution received under a qualified domestic relations order. You should consult your tax advisor to determine your eligibility for this type of rollover.

G.  AMENDMENTS.
---------------

The Custodian of your IRA may amend the agreements establishing your IRA at any time. The Custodian will comply with the amendment procedures set forth in your Custodial Agreement.

H.  FINANCIAL DISCLOSURE.
-------------------------

Because the value of assets held in your IRA is subject to market fluctuation, the value of your IRA can neither be guaranteed nor projected. There is no assurance of growth in the value of your IRA or guarantee of investment results. You will, however, be provided with periodic statements of your IRA, including current market values of investments.

Certain fees will be charged by the Custodian in connection with your IRA. Such fees are disclosed on the Custodian's fee schedule, a copy of which has been provided to you. Upon thirty days' prior written notice, the Custodian may substitute a new fee schedule. Any fees or other expenses incurred in connection with your IRA will be deducted from your IRA (with liquidation of Fund Shares, if necessary), or at the Custodian's option, such fees or expense may be billed to you directly.

A I M Distributors, Inc., as the sponsor of Summit Investors Plans, receives a fee to compensate it for its services and costs in creating and administering Summit Investors Plans. This charge is deducted from each payment and is larger with respect to the first twelve payments than with respect to subsequent payments. For example, on a $75.00 per month plan, $37.50 is deducted from each of the first twelve payments. After the first twelve payments, the charge drops to $4.15 per share.

For its services under Summit Investors Plans, State Street Bank and Trust Company receives a custodian fee. This fee is in addition to fees it receives for acting as Custodian under the IRA. State Street Bank and Trust Company and A I M Distributors, Inc. also will receive additional fees for performing specific services with respect to Summit Investors Plans. Any such fees will be fully disclosed to you. Potential investors should obtain a copy of the current Prospectus relating to A I M Summit fund, Inc. prior to making an investment. Also, copies of the Statement of Additional Information relating to A I M Summit Fund, Inc. will be provided upon your request to A I M Distributors, Inc.

I.  MISCELLANEOUS.
------------------

Each year you will be provided a statement(s) of account which will give the amount of contributions to the IRA, the year to which each contribution relates, and the total value of the IRA as of the end of the year. Information relating to contributions and distributions must be reported annually to the Internal Revenue Service and to you. You must also file Form 5329 (Return for Individual Retirement Savings Arrangement) with the Internal Revenue Service for each taxable year during which you are assessed any penalty or tax as discussed in Part E above.

Your IRA has been approved by the Internal Revenue Service. Such approval is a determination as to the form of the IRA, and does not represent a determination of the IRA's merits as an investment.

Further information about IRAs can be obtained from any district office of the Internal Revenue Service or from the Custodian.

All provisions in this Disclosure Statement are subject to the Code and to the regulations promulgated thereunder. This Disclosure Statement constitutes a nontechnical restatement and summary of certain provisions of the Code which may affect your IRA. This is not a legal document. Your legal rights and obligations are governed by the federal tax laws and regulations and your Custodial Agreement and Adoption Agreement with the Custodian.

                                                              Summit Fund 4/93